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                                                                    EXHIBIT 10.1



                               NOVARTIS PHARMA AG



                             TREGA BIOSCIENCES, INC.



                            STOCK PURCHASE AGREEMENT


                                  MAY 26, 1998



                                  CONFIDENTIAL







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                                                CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL TREATMENT REQUESTED: PAGES WHERE CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED "CONFIDENTIAL TREATMENT REQUESTED" AND APPROPRIATE SECTIONS, WHERE TEXT HAS BEEN OMITTED, ARE NOTED WITH "[CONFIDENTIAL TREATMENT REQUESTED]." AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                            STOCK PURCHASE AGREEMENT


        THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of the 26th day of May, 1998 (the "EFFECTIVE DATE"), by and between Novartis Pharma AG ("NOVARTIS" or the "INVESTOR"), a corporation organized under the laws of Switzerland, with its principal place of business at Lichtstrasse 35, CH-4002, Basel, Switzerland, and Trega Biosciences, Inc. (the "COMPANY"), a Delaware corporation with its principal place of business at 3550 General Atomics Ct., San Diego, California, 92121, U.S.A.

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. PURCHASE AND SALE OF COMMON STOCK. Subject to the terms and conditions hereof, the Company will issue and sell shares (the "SHARES") of Common Stock, par value $.001 per share, of the Company ("COMMON STOCK") to the Investor, and the Investor will buy the Shares from the Company, as follows:

        1.1    PUT OPTION INVESTMENT.

               (a) At anytime prior to the date which is nineteen (19) months after the Effective Date, upon thirty (30) days' prior notice made pursuant to
Section 10.10 of this Agreement (the "PUT OPTION NOTICE"), the Company, at the Company's option, may issue and sell Shares to the Investor, and the Investor will buy such Shares, for a purchase price of [CONFIDENTIAL TREATMENT REQUESTED] in cash in U.S. dollars. The date upon which such Shares will be sold (the "OPTION DATE") shall be the date thirty (30) days after the Company provides the Investor with the Put Option Notice. The number of Shares which the Company shall issue and sell to the Investor pursuant to this Section 1.1 shall equal [CONFIDENTIAL TREATMENT REQUESTED] divided by the "Share Price". The "SHARE PRICE" shall mean the average closing price per share of the Common Stock (if so quoted, then as quoted in the Wall Street Journal) for the twenty (20) consecutive trading day period prior to the Option Date (the "PUT OPTION MEASUREMENT PERIOD"); provided, however, that (i) if such average closing price exceeds [CONFIDENTIAL TREATMENT REQUESTED] per share, then the Share Price shall be [CONFIDENTIAL TREATMENT REQUESTED](the "CAP"), and (ii) if such average closing price is less than [CONFIDENTIAL TREATMENT REQUESTED] per share, then the Share Price shall be [CONFIDENTIAL TREATMENT REQUESTED] (the "FLOOR"). The closing of the purchase and sale of the Shares to be sold and purchased pursuant to this Section 1.1 (the "PUT OPTION CLOSING") shall occur on the Option Date or on such date thereafter as is mutually



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                                                CONFIDENTIAL TREATMENT REQUESTED

agreeable to the parties hereto.

               (b) If after the Effective Date and on or prior to the Option Date the outstanding shares of Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or any similar event shall occur (any such action, an "ADJUSTMENT EVENT"), then the per share closing prices of Common Stock during the Put Option Measurement Period, the Cap and the Floor shall be adjusted accordingly to provide to the Investor the same economic effect as contemplated by this Agreement prior to such Adjustment Event.

               (c) If the Company does not exercise its option pursuant to this Section 1.1, then the Investor shall not be required to pay to the Company the related purchase price of [CONFIDENTIAL TREATMENT REQUESTED].

               (d) Notwithstanding the other provisions of this Section 1.1, at the time of the delivery to the Investor by the Company of the Put Option Notice, the Company (in the Company's sole discretion) may advise the Investor, as part of the Put Option Notice, of the Company's election to decrease the size of the Investor's purchase price (i.e., to a figure of less than [CONFIDENTIAL TREATMENT REQUESTED]). In such event, the Put Option Notice will set forth the revised purchase price and the provisions of this Section 1.1 shall be deemed modified, to the extent necessary, to reflect such revised purchase price. However, the Investor shall only be required to participate in one Put Option Closing (and, as a result, the Investor's obligation to purchase Shares represented by the amount of the decrease in purchase price from [CONFIDENTIAL TREATMENT REQUESTED] will be extinguished).

        1.2    MILESTONE INVESTMENTS.

               (a) Pursuant to Section 4.1 of the Research, Development and License Agreement between the Company and the Investor of even date, a copy of which is attached hereto as Exhibit A (the "LICENSE AGREEMENT"), the Company will issue and sell Shares to the Investor, and the Investor will buy such Shares from the Company, for [CONFIDENTIAL TREATMENT REQUESTED] in cash in U.S. dollars upon the Investor's "EARLY DEVELOPMENT PROPOSAL DECISION" (as defined in the License Agreement). The closing of the purchase and sale of the Shares to be sold and purchased pursuant to this Section 1.2 (the "MILESTONE CLOSING") shall occur within 30 days of the Investor's Early Development Proposal Decision, or on such later date as the Company and the Investor may reasonably agree.

               (b) On the Milestone Closing, the Company shall issue and sell to the Investor, and the Investor shall purchase and receive from the Company, that number of Shares equal to [CONFIDENTIAL TREATMENT REQUESTED] divided by the average closing price per share of the Common Stock (if so quoted, then as quoted in the Wall Street Journal) for the twenty (20) consecutive trading day period prior to the Investor's Early Development Proposal Decision (the "MILESTONE MEASUREMENT PERIOD").



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                                                CONFIDENTIAL TREATMENT REQUESTED


               (c) If an Adjustment Event occurs after the Effective Date and on or prior to the Milestone Closing, then the per share closing prices of Common Stock during the Milestone Measurement Period shall be adjusted accordingly to provide to the Investor the same economic effect as contemplated by this Agreement prior to such Adjustment Event.

               (d) In order to facilitate the purchase of the Shares, the Company shall furnish to the Investor written confirmation of the date of the Milestone Closing seven (7) days prior to such date (the "CLOSING
VERIFICATION").

               (e) Notwithstanding the other provisions of this Section 1.2, prior to delivery to the Investor by the Company of the Closing Verification, the Company (in the Company's sole discretion) may advise the Investor in writing of the Company's election to terminate the obligations of the parties with respect to the Milestone Closing. In such event, without limitation, the Company shall not be required to issue and deliver to the Investor the Shares otherwise called for at the Milestone Closing and the Investor shall not be required to pay to the Company the related purchase price of [CONFIDENTIAL TREATMENT REQUESTED].

        1.3 NOVARTIS AFFILIATE. Subject to compliance with applicable state and federal securities laws, the parties agree that Novartis may assign the right and obligation to purchase the Shares (as specified and for the consideration set forth in Sections 1.1 and 1.2 above) and all of its other rights and obligations under this Agreement to an "AFFILIATE" (as such term is defined in the License Agreement), in which event the term "Investor" shall refer herein to such Affiliate; provided, however, that no such assignment shall relieve Novartis of the obligation to pay for the Shares in the event that the Affiliate fails to perform as provided herein.

2.      CLOSING DATE, DELIVERY.

        2.1 ISSUANCE OF SHARES. At the Put Option Closing and the Milestone Closing, the Company will deliver to the Investor stock certificates, issued in the Investor's name, representing the Shares issuable at the Put Option Closing or the Milestone Closing, as the case may be, against payment as specified in Sections 1.1 and 1.2 (as applicable) by check payable to the Company or by wire transfer of same day funds per the Company's wiring instructions.

        2.2 FURTHER ASSURANCES. The Company and the Investor hereby covenant and agree, without the necessity of any further consideration, to execute, acknowledge and deliver any and all such other documents and to take any such other action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor, as of the Effective Date, as follows:



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        3.1    ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and corporate authority to own and operate its properties and assets, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement, to sell the Shares and to carry out the other transactions contemplated hereunder. The Company, and each of its subsidiaries, is qualified to transact business and is in good standing in each jurisdiction in which the failure to qualify would be reasonably likely to have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT"). The Company has made available to the Investor true, correct and complete copies of the Company's Amended and Restated Certificate of Incorporation (the "RESTATED CERTIFICATE") and the Company's By-laws (the "BY-LAWS"), each in the form as is in effect on the Effective Date.

        3.2    CAPITALIZATION AND VOTING RIGHTS.

               (a) The authorized capital of the Company as of the Effective Date consists of:

                      (i) 40,000,000 shares of Common Stock, of which 13,937,620 shares were issued and outstanding as of March 31, 1998; and

                      (ii) 5,000,000 shares of preferred stock, $.001 par value per share, of which no shares were issued and outstanding as of the Effective Date.

               (b) As of March 31, 1998, and except as set forth in the Schedule of Exceptions attached hereto as Exhibit B (the "SCHEDULE OF EXCEPTIONS"), there are: (i) no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements pursuant to which the Company is or may become obligated to issue, sell or repurchase any shares of its capital stock or any other securities of the Company; (ii) no restrictions on the transfer of capital stock of the Company imposed by the Restated Certificate, the By-laws, any agreement to which the Company is a party, any order of any court or any governmental agency to which the Company is subject or any statute (other than those imposed by relevant state and federal securities laws); (iii) no cumulative voting rights for any of the Company's capital stock; (iv) no registration rights under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to shares of the Company's capital stock; and
(v) to the actual knowledge of the Company's executive officers (the "COMPANY'S ACTUAL KNOWLEDGE"), no options or other rights to purchase shares of capital stock from stockholders of the Company granted by such stockholders. The Company has reserved (i) up to 2,960,465 shares of Common Stock for issuances pursuant to the Company's 1996 Stock Incentive Plan and (ii) up to 100,000 shares of Common Stock for issuances pursuant to the Company's 1996 Employee Stock Purchase Plan.



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               (c)    Except as set forth in the Schedule of Exceptions, the
Company is not a party to or is not subject to any agreement or understanding relating to, and to the Company's Actual Knowledge there is no agreement or understanding between any persons and/or entities which affects or relates to, the voting of shares of capital stock of the Company or the giving of written consents by a stockholder or director of the Company.

        3.3 SUBSIDIARIES. Each of the Company's subsidiaries is duly organized and existing under the laws of its jurisdiction of organization and is in good standing under such laws.

        3.4 AUTHORIZATION. All corporate action on the part of the Company and its stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Shares to be sold hereunder has been taken or will be taken prior to the Put Option Closing and the Milestone Closing, respectively. This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies). The execution, delivery and performance of this Agreement and compliance with the provisions hereof by the Company will not:

               (a) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body to which the Company or its material assets are subject, the violation of which would have a Material Adverse Effect.

               (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any material agreement, document, instrument, contract, understanding, arrangement, note, indenture, mortgage or lease to which the Company is a party or under which the Company or any of its assets is bound or affected, (ii) the Restated Certificate or (iii) the By-laws; or

               (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company where the same would have a Material Adverse Effect.

        3.5    VALID ISSUANCE OF COMMON STOCK.

               (a) When issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, the Shares will be validly issued and outstanding, fully paid and nonassessable and not subject to any preemptive rights, rights of first refusal or other similar rights imposed by the Company.



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



               (b) The outstanding shares of Common Stock are all duly authorized and validly issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

        3.6    [RESERVED].

        3.7 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the issuance and delivery to Novartis of the Shares, other than filing pursuant to the Hart-Scott-Rodino Premerger Notification Act ("HSR ACT"), if applicable.

        3.8 LITIGATION. Except as set forth in the Schedule of Exceptions, there is no action, suit, proceeding or investigation pending or, to the actual knowledge of the Company's officers after reasonable investigation and inquiry (the "COMPANY'S REASONABLE KNOWLEDGE"), currently threatened against the Company which questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which would be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect, or result in any change in the current equity ownership of the Company, nor, to the Company's Reasonable Knowledge, is there any basis for the foregoing. Except as set forth in the Schedule of Exceptions, to the Company's Reasonable Knowledge there are no legal actions or investigations pending or threatened involving the employment by or with the Company of any of the Company's current or former employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers or alleging a violation of any federal, state or local statute or common law relationship with the Company, in all events which would be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth in the Schedule of Exceptions, the Company is not a party to any order, writ, injunction, judgment or decree of any court which would be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect.

        3.9 EMPLOYEES AND CONSULTANTS. Except as set forth in the Schedule of Exceptions, or where the same would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect:

               (a) To the Company's Reasonable Knowledge, none of its employees is obligated under any contract (including licenses, covenants or contracts of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her commercially reasonable best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's Reasonable Knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any material contract, covenant or instrument under which any of such employees is now obligated.



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               (b)    Each employee of, or consultant to, the Company who has or is proposed to have access to confidential or proprietary information of the Company is a signatory to, and is bound by, an agreement with the Company relating to nondisclosure, proprietary information and assignment of patent, copyright and other intellectual property rights.

               (c) To the Company's Reasonable Knowledge, no employee of, or consultant to, the Company is in violation of any material term of any employment contract, patent disclosure agreement or any other contract or agreement including, but not limited to, those matters relating to (i) the relationship of any such employee with the Company or to any other party as a result of the nature of the Company's business as currently conducted or (ii) unfair competition, trade secrets or proprietary information.

        3.10 PATENTS AND TRADEMARKS. Except as set forth in the Schedule of Exceptions or where the same reasonably would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect, (i) since January 1, 1997 the Company has not received any written communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, service marks, trademarks, copyrights, trade secrets, proprietary rights or other intellectual property (hereinafter collectively "INTELLECTUAL PROPERTY") of any other person or entity and (ii) to the Company's Reasonable Knowledge, all of its Intellectual Property has been validly obtained.

        3.11 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any provisions of the Restated Certificate or the By-laws or, where the same would have a Material Adverse Effect, of any instrument, judgment, order, writ or decree.

        3.12   AGREEMENTS; ACTION.

               (a) Except for agreements explicitly contemplated hereby or as set forth in the Schedule of Exceptions, (i) there are no agreements, understandings, transactions or proposed transactions between the Company and any of its officers, directors or affiliates, or any affiliate thereof, of a nature required to be disclosed pursuant to the provisions of Item 404 of Regulation S-K, and (ii) to the Company's Reasonable Knowledge none of any such individuals or entities has any interest in any party to any such agreement, understanding, transaction or proposed transaction.

               (b) Except as set forth in the Schedule of Exceptions, since January 1, 1997 the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) made any loans or advances to any person, other than ordinary advances to employees and officers for travel expenses, or (iii) sold, exchanged or otherwise disposed of any of its material assets or rights, other than in the ordinary course of business.

               (c) The Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the



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benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws of the United States or any other jurisdiction.

               (d) Except as set forth in the Schedule of Exceptions, the Company is in compliance with all obligations, agreements and conditions contained in any evidence of indebtedness or any loan agreement or other contract or agreement (whether or not relating to indebtedness) to which the Company is a party or is subject (collectively, the "OBLIGATIONS"), the lack of compliance with which could afford to any person the right to (i) accelerate any material indebtedness or (ii) terminate any right or agreement of the Company, the termination of which would have a Material Adverse Effect. Except as set forth in the Schedule of Exceptions, to the Company's Actual Knowledge all other parties to such Obligations are in compliance with the terms and conditions of such Obligations to the extent that any noncompliance would be reasonably likely to have a Material Adverse Effect.

        3.13   [RESERVED].

        3.14   [RESERVED].

        3.15   FINANCIAL STATEMENTS.

               (a) The Company has made available to the Investor the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "10-K") containing its audited financial statements (Balance Sheets, Statements of Operations, Statements of Stockholders' Equity and Statements of Cash Flow) at December 31, 1996 and 1997 and for the fiscal years then ended (the "AUDITED FINANCIAL STATEMENTS"). The Audited Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and fairly present the financial condition and consistent operating results of the Company as of the dates, and for the periods, indicated therein. The Company maintains and consistently applies and will continue to maintain and consistently apply a standard system of accounting established and administered in accordance with generally accepted accounting principles.

               (b) Except as set forth in Section 3.15 of the Schedule of Exceptions, from December 31, 1997 through the Effective Date, the Company conducted its business in the ordinary course.

               (c) Since December 31, 1997, there has not been any material adverse change in the financial condition or operations of the Company.

               (d) Since April 1, 1996, the Company has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC (the "COMPANY SEC DOCUMENTS"). As of their respective dates (or if amended, then as of the date of the most recent amendment for each respective Company SEC Document), the Company SEC Documents complied in all material respects with the



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requirements of the Securities Act or the Securities Exchange Act of 1934, as
amended (the "SECURITIES EXCHANGE ACT"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and no Company SEC Document when filed (or if amended, then as of the date of the most recent amendment for each respective Company SEC Document) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in Company SEC Documents complied as to form, as of their respective dates of filing with the SEC (or if amended, then as of the date of the most recent amendment for each respective Company SEC Document), in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared (as amended, if applicable) in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present (as amended, if applicable) the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

        3.16 EMPLOYEE BENEFIT PLANS. Except as set forth in the Schedule of Exceptions, to the Company's Reasonable Knowledge the Company is in compliance with applicable laws governing the Company's "employee benefit plans" as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, except where such failure to comply would not have a Material Adverse Effect.

        3.17 TAX RETURNS, PAYMENTS AND ELECTIONS. Except as set forth in the Schedule of Exceptions, (i) the Company has filed all tax returns and reports as required, and within the time prescribed, by law, including without limitation, all federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns, payroll tax returns and other tax returns or reports required to be filed by it, (ii) these returns and reports are true and correct in all material respects, (iii) the Company has paid or made provision for the payment of all accrued and unpaid taxes and other charges to which the Company is subject and which are not currently due and payable, (iv) the federal income tax returns of the Company have never been audited by the Internal Revenue Service, and the Company has not agreed to an extension of the statute of limitations with respect to any of its tax years, (v) neither the Internal Revenue Service nor any other taxing authority is now asserting, nor to the Company's Actual Knowledge is threatening to assert, against the Company any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith, nor does such deficiency or claim or basis for such deficiency or claim exist, and (vi) the Company has not made any elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a Material Adverse Effect as the Company's business is presently conducted.

        3.18 INSURANCE. Except as set forth in the Schedule of Exceptions, the Company has in full force and effect fire, casualty and liability insurance policies, with coverage, in the case of property insurance, sufficient in amount (subject to reasonable deductibles) to allow it to



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



replace any of its material properties that might be damaged or destroyed, and in the case of casualty and liability insurance, in amounts customary and adequate for businesses similar to the business of the Company.

        3.19 LABOR AGREEMENTS AND ACTIONS. Except as set forth in the Schedule of Exceptions, the Company does not have any collective bargaining agreements covering any of its employees, nor is the Company bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested of the Company or, to the Company's Reasonable Knowledge, has sought to represent any of the employees, representatives or agents of the Company, and (ii) there is no strike or other labor dispute involving the Company pending, or to the Company's Reasonable Knowledge threatened, which could have a Material Adverse Effect as the Company's business is presently conducted and as it is proposed to be conducted, nor is there, to the Company's Reasonable Knowledge, any labor organization activity involving its employees.

        3.20 REAL PROPERTY HOLDING CORPORATION. The Company is not, and has not been at any time, a "United States real property holding corporation" as defined in Section 897 of the Code.

        3.21 OFFERING. Subject to the accuracy of the Investor's representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements, other than those with which the Company has complied or will comply.

        3.22   ENVIRONMENTAL MATTERS.

               (a) To the Company's Reasonable Knowledge, (i) the Company is not in violation of any Environmental Law (as hereinafter defined) and (ii) no material expenditures are or will be required in order for the Company to comply with any Environmental Law. As used in this Agreement, "ENVIRONMENTAL LAW" shall mean any applicable federal, state and local law, ordinance, rule or regulation that regulates, fixes liability for, or otherwise relates to the handling, use (including use in industrial processes, in construction, as building materials, or otherwise), treatment, storage and disposal of hazardous and toxic wastes and substances, and to the discharge, leakage, presence, migration, actual Release (as hereinafter defined) or threatened Release (whether by disposal, a discharge into any water source or system or into the air, or otherwise) of any pollutant or effluent.

               (b) The Company has not used, generated, manufactured, refined, treated, transported, stored, handled, disposed, transferred, produced, processed or released (hereinafter together defined as "RELEASE") any Hazardous Materials (as hereinafter defined) on, from or affecting any Property (as hereinafter defined) in any manner or by any means in violation of any Environmental Laws and, to the Company's Reasonable Knowledge, there is no threat of such Release. As used herein, the term "PROPERTY" shall include, without limitation, land, buildings and laboratory facilities owned or leased by the Company or as to which the Company now has

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any duties, responsibilities (for cleanup, remedy or otherwise) or liabilities under any Environmental Laws, or as to which the Company or any subsidiary of the Company may have such duties, responsibilities or liabilities because of past acts or omissions of the Company or any such subsidiary or their predecessors, or because the Company or any such subsidiary or their predecessors in the past was such an owner or operator of, or bore some other relationship with, such land, buildings or laboratory facilities. The term "HAZARDOUS MATERIALS" shall include, without limitation, any flammable explosives, petroleum products, petroleum by-products, radioactive materials, hazardous wastes, hazardous substances, toxic substances or related materials as defined by Environmental Laws.

               (c) Except as set forth in Section 3.22 of the Schedule of Exceptions, (i) the Company has not received written notice that the Company is a party potentially responsible for costs incurred at a cleanup site or corrective action under any Environmental Laws and (ii) the Company has not received any written requests for information in connection with any inquiry by any Governmental Authority (as hereinafter defined) concerning disposal sites or other environmental matters. As used herein, "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any federal, state, municipal, local, provincial, regional or other political subdivision thereof, and any entity or person exercising executive, legislative, judicial regulatory or administrative functions of or pertaining to government.

               (d) The stockholders of the Company, in their capacities as such, have had no control over, or authority with respect to, the waste disposal operations of the Company.

        3.23 SECURITIES LAWS. Neither the Company nor anyone acting on its behalf has offered securities of the Company for sale to, or solicited any offers to buy the same from, or sold securities of the Company to, any person or organization, in any case so as to subject the Company or its promoters, directors or officers to any liability under the Securities Act, the Securities Exchange Act or any state securities or blue sky law (collectively, the "SECURITIES LAWS").

        3.24 NASDAQ NATIONAL MARKET. Quotations for trading in shares of Common Stock are presently included in the National Market System of The Nasdaq Stock Market, Inc. ("NASDAQ") (or shares of Common Stock are traded on the New York Stock Exchange (the "NYSE")) and the Company has not received any notice from Nasdaq (or, if applicable, the NYSE) with respect to any pending action or intent by Nasdaq (or, if applicable, the NYSE) to delist the Common Stock.

        3.25 LICENSES AND OTHER RIGHTS; COMPLIANCE WITH LAWS. Except as set forth in the Schedule of Exceptions or where the same would not be reasonably likely to result in a Material Adverse Effect, (i) the Company has all franchises, permits, licenses and other rights and privileges necessary to permit it to own its properties and to conduct its business as presently conducted and is in compliance in all material respects thereunder, (ii) the Company is in compliance in all material respects with all laws and governmental rules and regulations applicable to its business, properties and assets, and to the products and services sold by it, including, without limitation, all such rules, laws and regulations relating to fair employment practices, occupational safety and health and public safety, and (iii) the Company is in compliance with the applicable provisions, if any, of the Clinical Laboratories Improvement Act of 1967, as amended.

        3.26 RELIANCE. The Company understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by the Investor. No representation or warranty by the Company in this Agreement, and no written statement contained in or incorporated into any document, certificate or other writing delivered or made available by the Company to the Investor, when considered in the aggregate, contains any untrue statement of material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. Novartis hereby represents and warrants the following:

        4.1 AUTHORIZATION, GOVERNMENTAL CONSENTS AND COMPLIANCE WITH OTHER INSTRUMENTS. All corporate action on the part of the Investor necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Investor hereunder has been taken or will be taken prior to the Put Option Closing and the Milestone Closing, as the case may be. This Agreement has been duly executed and delivered by the Investor and constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms (except as such enforcement is limited by (i) bankruptcy, insolvency and similar laws affecting creditor rights and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies). No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Investor is required in connection with the consummation of the transactions contemplated by this Agreement, except as may be required by the HSR Act. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any provision of the Investor's corporate charter or By-laws or any instrument, judgment, order, writ, decree or contract to which the Investor is a party or by which it is bound.

        4.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. By the Investor's execution of this Agreement, the Investor hereby confirms that the Shares will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation or otherwise distributing the Shares. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant any participation to such person or to any third person, with respect to any of the Shares. The Investor represents that it has full power and authority to enter into this Agreement.

        4.3 DISCLOSURE OF INFORMATION. The Investor has received all the information from the Company and its management that the Investor considers necessary or appropriate for deciding whether to purchase the Shares hereunder. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement.

        4.4 INVESTMENT EXPERIENCE AND ACCREDITED INVESTOR STATUS. The Investor is an "ACCREDITED INVESTOR" (as defined in Regulation D promulgated under the Securities Act). The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself and bear the economic risk of its investment. The Investor has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares hereunder.

        4.5 RESTRICTED SECURITIES. The Investor understands that the Shares, when issued, will be "RESTRICTED SECURITIES" (as defined in Rule 144 under the Securities Act ("RULE 144")) under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

        4.6 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, the Investor further represents, warrants and agrees that it will not make any disposition of all or any portion of the Shares unless:

               (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

               (b) The disposition is made pursuant to Rule 144 or similar provisions of federal securities laws as in effect from time to time; or

               (c) (i) The Investor shall have notified the Company of the proposed disposition; and (ii) if requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Shares under the Securities Act.

        4.7 LEGENDS. It is understood that the certificates evidencing the Shares will bear substantially the following legends:

               (a) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel reasonably satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

               (b)    Any legend required by applicable state securities laws.

5. CONDITIONS TO CLOSING OF INVESTOR. The Investor's obligation to purchase the Shares at each of the Put Option Closing and the Milestone Closing is subject to the fulfillment as of each of the Closing dates of the following conditions:

        5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the date of each respective Closing with the same force and effect as though such representations and warranties had been made on and as of each such date, except that:

               (a) there shall be delivered at each such Closing a certificate, signed by an officer of the Company, which contains the representations and warranties set forth in Sections 3.2(a) and (b) but substituting updated numbers for the numbers set forth in Sections 3.2(a) and
(b) (or the related portions of the Schedule of Exceptions);

               (b) there shall be delivered at each such Closing a certificate, signed by an officer of the Company, which contains the representations and warranties set forth in Section 3.15(a), but substituting the most recent audited financial statements then available (which shall have been made available to the Investor at least three (3) business days prior to such Closing) for the financial statements referred to in Section 3.15(a); and

               (c) the Schedule of Exceptions may be updated to reflect events occurring or arising after the Effective Date by a new schedule (the "UPDATED SCHEDULE") prepared by the Company and made available to the Investor at least ten (10) business days prior to such Closing (to be updated, if applicable, prior to the Closing for any events occurring or arising after delivery of the Updated Schedule to the Investor and prior to Closing) together with a certificate, signed by an officer of the Company, as to the Updated Schedule, and the representations and warranties made by the Company in Section 3 hereof, to the extent qualified by the Schedule of Exceptions, shall be qualified by the Updated Schedule for all purposes under this Agreement (including this Section 5.1) as though it were fully incorporated herein.

        5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to each respective Closing shall have been performed or complied with in all material respects.

        5.3 PROCEEDINGS. All proceedings to have been taken and all waivers and consents to be obtained in connection with the transactions contemplated by this Agreement, insofar as the Company is concerned, shall have been taken or obtained, and all documents incidental thereto shall be satisfactory to the Investor and its counsel, and the Investor and its counsel shall have received copies (executed or certified, as may be appropriate) of all documents which the Investor or its counsel may reasonably have requested in connection with such transactions.

        5.4 COMPLIANCE CERTIFICATE. At each respective Closing, the Company shall have delivered to the Investor a certificate of the Company in the form of Exhibit C hereto, executed by the President and Chief Executive Officer of the Company, certifying to the fulfillment of the conditions specified in Sections
5.1 and 5.2 of this Agreement.

        5.5 LEGAL OPINION. At each respective Closing, all legal matters incident to the purchase of the Shares shall be satisfactory to the Investor's counsel and the Investor shall have received from the Company's counsel (which shall be reasonably satisfactory to the Investor) such counsel's opinion, addressed to the Investor and dated the date of each such Closing, in substantially the form of Exhibit D hereto.

        5.6 CERTIFICATION OF RESOLUTIONS AND OFFICERS. The Company shall deliver to the Investor, on and as of each respective Closing, a certificate or certificates of the Secretary of the Company certifying as to (a) the resolutions of the Company's Board of Directors (and the vote of the stockholders, if necessary) authorizing the execution and delivery of this Agreement, the issuance to the Investor of the Shares, the execution and delivery of such other documents and instruments as may be required by this Agreement, and the consummation of the transactions contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of said date, (b) the name and the signature of the officers of the Company authorized to sign, as appropriate, this Agreement and the other documents and certificates to be delivered pursuant to this Agreement by either the Company or any of its officers, and (c) a specimen certificate representing the Common Stock.

        5.7 CERTIFICATION OF NO UNDISCUSSED MATERIAL ADVERSE EFFECT. The Company shall have delivered to the Investor a certificate, dated the date of each respective Closing, of the Chief Financial Officer or the Chief Executive Officer of the Company certifying that, except for circumstances or events which would not be reasonably likely to have a Material Adverse Effect, the Updated Schedule does not include any item of disclosure which has not been made publicly available (whether as part of a report or registration statement filed under the Securities Exchange Act or the Securities Act, as part of a press release or otherwise).

6. CONDITIONS TO CLOSING OF THE COMPANY. The Company's obligation to sell the Shares at each of the respective Closings is subject to the fulfillment as of the date of each such respective Closing of the following conditions:

        6.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Investor in Section 4 hereof shall be true and correct in all material respects as of the date of each respective Closing with the same force and effect as though such representations and warranties had been made on each such date.

        6.2 COMPLIANCE CERTIFICATE. At each respective Closing, if requested by the Company, the Investor shall have delivered to the Company a certificate of the Investor executed by an officer of the Investor and certifying to the fulfillment of the conditions specified in Section 6.1 of this Agreement.

7. MUTUAL CONDITIONS OF CLOSING. The obligations of each of the Investor and the Company to consummate each respective Closing are subject to the fulfillment as of the date of each respective Closing of the following conditions:

                                                CONFIDENTIAL TREATMENT REQUESTED


        7.1 QUALIFICATIONS. All consents, permits, approvals, qualifications and registrations to be obtained or effected with any governmental authority, including, without limitation, necessary blue sky law permits and qualifications required by any state for the offer and sale to the Investor of the Shares, shall have been obtained or effected, and any filings required under the HSR Act shall have been made and the required waiting period shall have elapsed.

        7.2 ABSENCE OF LITIGATION. There shall be no injunction, actions, suits, proceedings or investigations pending or currently threatened against the Company or the Investor which questions the validity of this Agreement or the right of the Company or the Investor to enter into it, or to consummate the transactions contemplated hereby.

        7.3 LICENSE AGREEMENT. The Company and the Investor shall have entered into the License Agreement.

8.      ADDITIONAL COVENANTS AND AGREEMENTS.

        8.1 BOARD OF DIRECTORS. If, pursuant to the terms of this Agreement, the Investor shall have purchased Shares comprising at least [CONFIDENTIAL TREATMENT REQUESTED] of the issued and outstanding shares of Common Stock, and thereafter for so long as the Investor shall retain such Shares which shall continue to represent at least a [CONFIDENTIAL TREATMENT REQUESTED] interest in the outstanding shares of Common Stock, the Company shall, at the request of the Investor, elect to the Company's Board of Directors and nominate and recommend for election to the Board of Directors at successive annual meetings of the stockholders of the Company a representative of Novartis who is approved by the Company (such approval not to be unreasonably withheld). At any such time as the Investor shall reduce the Investor's interest in Shares and thereafter no longer hold Shares representing a [CONFIDENTIAL TREATMENT REQUESTED] interest in the outstanding shares of Common Stock, then the representative of Novartis shall tender his or her resignation as a member of the Company's Board of Directors within sixty (60) days after receipt of the written request of the Company unless, at the end of such 60-day period, the Investor's interest in shares of Common Stock is at least equal to [CONFIDENTIAL TREATMENT REQUESTED] of the outstanding shares of Common Stock.

        8.2 INSPECTION OF BOOKS AND RECORDS. The Company shall permit the Investor, from time to time and at the Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and

                                                CONFIDENTIAL TREATMENT REQUESTED


accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that (i) the Company shall not be obligated pursuant to this Section 8.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information and (ii) the obligations of the Company under this Section 8.2 shall terminate at such time as the Investor no longer owns Shares.

        8.3 HSR FILING. The parties shall each take any and all actions reasonably necessary to effect any appropriate filings required under the HSR Act as promptly as possible. Notwithstanding any other provision in this Agreement, in the event that appropriate filings required under the HSR Act have not been made or the termination of any related waiting period has not yet occurred as of the scheduled date of any Closing, or any other process associated with required compliance under the HSR Act has not as of then been completed, then the Closing shall be delayed (without affecting the related calculation for such Closing of the per Share purchase price as determined pursuant to Sections 1.1 or 1.2 above, as applicable) until promptly following such termination or completion.

        8.4 NASDAQ LISTING. With respect to the Shares issued in any Closing, the Company shall take all actions reasonably necessary for quotations for trading in such Shares to be included in the Nasdaq National Market (or for such Shares to be listed on the NYSE)[CONFIDENTIAL TREATMENT REQUESTED].

9. REGISTRATION RIGHTS; COMPLIANCE WITH THE ACT. The Company covenants and agrees as follows:

        9.1    DEFINITIONS. For purposes of this Section 9:

               (a) The term "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

               (b) The term "REGISTRABLE SECURITIES" means the Shares, excluding in all cases, however, (i) any Registrable Securities after they have been sold in a transaction in which registration rights are not assigned or (ii) any Registrable Securities sold pursuant to a registration, pursuant to Rule 144 or to or through a broker or dealer or underwriter in a public distribution or a public securities transaction;

               (c) The term "HOLDER" means the Investor and any person to whom the Investor transfers at least [CONFIDENTIAL TREATMENT REQUESTED] Shares and the Investor's related rights under this Section 9 pursuant to, and as permitted by, the terms of this Agreement;

                                                CONFIDENTIAL TREATMENT REQUESTED


               (d) The term "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC; and

               (e) The term "EXISTING RIGHTS" means the rights with respect to registration which have been granted by the Company to persons or entities other than pursuant to this Section 9 and which are referenced on the Schedule of Exceptions or any Updated Schedule (including, without limitation, the priority rights of certain holders of the Company's securities to have their securities registered or included in registration statements and certain protective restrictions relating to the exercise of registration rights by others).

        9.2 FORM S-3 REGISTRATION. At any time after one year after the issuance of Shares by the Company to the Investor pursuant to Section 1.1 or 1.2 above, if the registration of Registrable Securities under the Securities Act can be effected on Form S-3 (or any successor short-form registration promulgated by the SEC), then subject to the provisions of this Section 9.2 and the Existing Rights the Company will, upon written demand of the Investor, promptly file with the SEC a registration statement under the Securities Act on Form S-3 of all or such portion of the Registrable Securities as the Investor (or other Holder(s)) shall specify by written notice given to the Company; provided, however, that the market value of the Registrable Securities to be sold in any such registration shall be estimated to be at least [CONFIDENTIAL TREATMENT REQUESTED] at the time of filing of such registration statement; and provided, further, that the Company shall not be required to effect more than [CONFIDENTIAL TREATMENT REQUESTED] such [CONFIDENTIAL TREATMENT REQUESTED] (or [CONFIDENTIAL TREATMENT REQUESTED] such registrations, in the aggregate, if Shares with a purchase price of more than [CONFIDENTIAL TREATMENT REQUESTED], in the aggregate, are issued pursuant to Sections 1.1 and 1.2 above) pursuant to this Section 9.2. The Company shall maintain the effectiveness of the Form S-3 registration until the earlier of (i) the sale of all of the Registrable Securities included in such registration statement; (ii) seven (7) months following the effectiveness of such registration statement; or (iii) such time as all of the Registrable Securities included in such registration statement are eligible for resale pursuant to Rule 144(k) of the Securities Act.

        In case the Company shall receive from the Investor a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to shares of Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed [CONFIDENTIAL TREATMENT REQUESTED], then subject to the provisions of this Section 9.2 and the Existing Rights, the Company will:

                                                CONFIDENTIAL TREATMENT REQUESTED


               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all Holders;

               (b) use its best efforts to effect such registration as soon after its receipt of the Investor's written request therefor as is practicable; and

               (c) as soon as practicable, effect all such qualifications and compliance as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Investor's Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 9.2: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters discounts or commissions) of less than [CONFIDENTIAL TREATMENT REQUESTED]; or (3) if the Company shall furnish to the Investor a certificate signed by the President and Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Investor under this Section 9.2; provided, however, that the Company shall have this right to defer the filing of the Form S-3 registration statement only once in connection with each written request of the Investor.

               (d) All reasonable expenses incurred in connection with any registration, qualifications and compliance requested pursuant to Section 9.2 (exclusive of underwriting discounts and commissions and any fees and expenses of counsel to any Holder(s)) shall be paid by the Company.

        9.3 COMPANY REGISTRATION. If at any time after one year from the Effective Date (but without any obligation hereunder to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holder(s)) any of its stock or other securities under the Securities Act in connection with the public offering of such securities (other than (i) a registration relating solely to the sale of securities to or by current or former employees, officers, advisors, consultants or directors of the Company or any subsidiary of the Company pursuant to a stock purchase plan or stock option plan or stock awards approved by the Board of Directors of the Company, (ii) a registration on Form S-4 or any similar successor form, (iii) a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after the giving of such notice by the Company in accordance with Section 10.10, the Company shall, subject to the provisions of this Section 9.3, Section 9.4 below and the Existing Rights, cause to be registered under the Securities Act the Registrable Securities that each such Holder has requested to be registered. All expenses incurred in connection with the inclusion of the Holder's securities in the Company's underwritten offering pursuant to this Section 9.3 shall be borne by the Company (exclusive of underwriting discounts and commissions and any fees and expenses of counsel to any Holder(s)). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 9.3 if (i) a registration statement on Form S-3 covering any Registrable Securities is in effect, (ii) at the time such registration would otherwise be required, the Registrable Securities requested to be registered may then be sold pursuant to Rule 144(k) of the Securities Act or (iii) the managing underwriter advises that, in its sole discretion, inclusion of the Registrable Securities would adversely affect the marketing of the offering; provided, however, that if the managing underwriter determines that the total amount of Registrable Securities requested by the Holders to be included in such offering exceeds the amount of securities of such Holders that the managing underwriter determines in its sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such Registrable Securities owned by such Holders which the managing underwriter determines in its sole discretion will not jeopardize the success of the offering (subject to the provisions of the Existing Rights, the securities so included to be apportioned pro rata among the Holders and the holders of other securities entitled to be included in such underwriting under the terms of any registration rights agreement with the Company).

        9.4    OBLIGATIONS OF THE COMPANY. Whenever required under this
Section 9 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities sought to be included therein and use its best efforts to cause such registration statement to become effective as promptly as practicable.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them and covered by such registration statement.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement (and the obligations of the Company under this Section 9 are expressly conditioned on the satisfaction of this condition).

               (f) Promptly notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement or any offering memorandum or other offering document includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

        9.5 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 9 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

        9.6 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 9:

               (a) The Company will indemnify and hold harmless each Holder registering Registrable Securities for resale, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act, against any and all losses, claims, damages, or liabilities (joint or several) to which they may become subject under any Securities Laws or any other statute or common law of the United States of America or any political subdivision thereof, including the amount paid in settlement of any litigation commenced or threatened (including any amounts paid pursuant to or in settlement of claims made under the indemnification or contribution provisions of any underwriting or similar agreement entered into by the Investor in connection with any offering or sale of securities covered by this Agreement), and shall promptly reimburse them, as and when incurred, for any reasonable legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or in any offering memorandum or other offering document relating to the offering and sale of such securities, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of any Securities Law or any rule or regulation promulgated under any Securities Law; provided, however, that the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any Holder; and, provided, further, that the indemnity agreement contained in this subsection 9.6(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without consent of the Company, which consent shall not be unreasonably withheld.

               (b) Each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Securities Exchange Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of the Company, any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under any Securities Laws or any other statute or common law of the United States of America or any political subdivision thereof, including the amount paid in settlement of any litigation commenced or threatened (including any amounts paid pursuant to or in settlement of claims made under the indemnification or contribution provisions of any underwriting or similar agreement entered into by the Company in connection with any offering or sale of securities covered by this Agreement), and shall promptly reimburse them, as and when incurred, for any reasonable legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this subsection 9.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that, in no event shall any indemnity under this subsection 9.6(b) exceed the gross proceeds from the offering received by such Holder.

               (c)    Promptly after receipt by an indemnified party under this
Section 9.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section

                                                CONFIDENTIAL TREATMENT REQUESTED

9.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.6.

               (d)    The obligations of the Company and Holders under this
Section 9.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 9 and otherwise.

        9.7 REPORTS UNDER SECURITIES EXCHANGE ACT. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its commercially reasonable best efforts to:

               (a) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act; and

               (b) furnish to any Holder, to the extent true (as applicable) and for so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Securities Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC (exclusive of Rule 144A) which permits the selling of any such securities without registration or pursuant to such form.

        9.8 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 9.

        9.9 "MARKET STAND-OFF" AGREEMENT. Each Holder agrees that it shall not, to the extent requested by the Company and an underwriter of Common Stock (or other securities) of the Company, sell or otherwise transfer or dispose (other than to donees and authorized transferees who agree to be similarly bound) of any Registrable Securities during a reasonable and customary period of time (but not to exceed [CONFIDENTIAL TREATMENT REQUESTED]) following the effective date of any registration statement of the Company filed under the Securities Act; provided, however, that all officers and directors of the Company enter into similar agreements.

        9.10 TERMINATION OF REGISTRATION RIGHTS. The Company's obligations pursuant to this Section 9 shall terminate as to any Holder of Registrable Securities (as well as with respect to such Registrable Securities) when the Holder can sell all of such Holder's Registrable Securities pursuant to Rule 144 during any 95-day period.

                                                CONFIDENTIAL TREATMENT REQUESTED


        9.11   AMENDMENT OF REGISTRATION RIGHTS. The provisions of this
Section 9 may be amended or waived by the agreement of the Company, on the one hand, and the Holders of a majority of the Registrable Securities, on the other hand; provided, however, that no provision of this Section 9 may be amended or waived with respect to the Investor without the express written consent of the Investor.

        9.12 PRIORITY REGISTRATION RIGHTS. Notwithstanding any provision to the contrary in this Agreement, but subject to Section 9.6 hereof relating to indemnification, if the Put Option Closing has occurred, the Investor continues to hold Registrable Securities as to which the registration rights granted under this Section 9 have not terminated or been waived and the Company grants registration rights to any person or entity which are materially more favorable than the registration rights set forth in this Section 9 (in the reasonable estimation of the Company), then the Company shall offer to the Investor such registration rights (to the extent possible) with respect to the Investor's Registrable Securities; provided, however, that the provisions of this Section
9.12 shall not apply to (i) the grant of any registration rights in connection with the acquisition of any company or business or (ii) rights which differ as to the timing, frequency or quantity/volume of any exercise thereof. Following the Put Option Closing, the Company shall provide the Investor with prompt notice regarding the grant of any registration rights which are (in the reasonable estimation of the Company) more favorable than the registration rights set forth in this Section 9 (but only if the Investor would be eligible to benefit from such rights as provided in this Section 9.12).

10.     MISCELLANEOUS.

        10.1   SURVIVAL OF WARRANTIES. [CONFIDENTIAL TREATMENT REQUESTED].






        10.2   INDEMNIFICATION. [CONFIDENTIAL TREATMENT REQUESTED].

        10.3 REMEDIES. In case any one or more of the covenants or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce their rights either by suit in equity or action at law, including, but not limited to, an action for damages as a result of any such breach or an action for specific performance of any such covenant or agreement contained in this Agreement. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

        10.4 SUCCESSORS AND ASSIGNS. Subject to compliance with applicable securities laws, this Agreement and the rights and duties of the parties set forth herein may be assigned, in whole or in part, upon the written consent of the other party, which consent may not be unreasonably withheld (so long as the assignee agrees in writing to be bound by all of the terms of this Agreement); provided, however, that (i) Novartis may assign this Agreement to an Affiliate (in which event the written consent of the Company shall not be required) and
(ii) no such assignment shall relieve Novartis of the obligation to pay for the Shares in the event that the Affiliate fails to perform as provided herein. Notwithstanding the foregoing sentence, the Company may assign this Agreement, and the rights and the duties of the Company set forth herein, to an entity or person which purchases or otherwise acquires all or substantially all of its assets or voting securities, so long as the successor agrees in writing to be bound by all of the terms of this Agreement. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization, or any sale of all or substantially all of the assets of the Company (any such transaction being hereinafter referred to as a "REORGANIZATION"), then, in each case, in lieu of any Shares issuable hereunder following the effectiveness of such Reorganization, there shall be issued as and when called for by this Agreement such stock and other securities and property to which a holder of Shares would have been entitled as part of such Reorganization.

        10.5 ENTIRE AGREEMENT. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect thereto; provided, however, that this Agreement is not intended to supersede the License Agreement of even date herewith between the Company and the Investor.

        10.6 GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to the conflict of law principles thereof).

                                                CONFIDENTIAL TREATMENT REQUESTED


        10.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        10.8 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        10.9 NOUNS AND PRONOUNS. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

        10.10 NOTICES. Unless otherwise provided, all notices, requests, consents and other communications hereunder to any party shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or duly sent by first class registered or certified mail, or other courier service, postage prepaid, or telecopied with a confirmation copy by regular mail, and addressed or telecopied to the party to be notified at the address or telecopier number indicated for such party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressees to the addressor listing all parties:

        To the Company:             Trega Biosciences, Inc.
                                    3550 General Atomics Ct.
                                    San Diego, CA  92121
                                    [CONFIDENTIAL TREATMENT REQUESTED]

        With a copy (which
        shall not constitute
        notice) to:                 Pillsbury Madison & Sutro LLP
                                    101 West Broadway, Suite 1800
                                    San Diego, California 92101
                                    [CONFIDENTIAL TREATMENT REQUESTED]

                                                CONFIDENTIAL TREATMENT REQUESTED


        To the Investor:            Novartis Pharma AG
                                    Lichtstrasse 35
                                    CH-4002 Basel
                                    Switzerland
                                    [CONFIDENTIAL TREATMENT REQUESTED]

        With a copy to:             [CONFIDENTIAL TREATMENT REQUESTED]
                                    General Counsel
                                    Novartis Corporation
                                    564 Morris Avenue
                                    [CONFIDENTIAL TREATMENT REQUESTED]

               All such notices, requests, consents and other communications shall be deemed to have been received: (a) in the case of personal delivery, on the date of such delivery; (b) in the case of mailing, on the seventh business day following the date of such mailing; and (c) in the case of facsimile transmission, when confirmed by facsimile machine report.

        10.11 FINDER'S FEE. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the reasonable costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's fee (and the reasonable costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

        10.12 EXPENSES. Each party shall pay its own fees and expenses with respect to this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Articles, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        10.13  AMENDMENTS AND WAIVERS. Except as otherwise provided in
Section 9, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

        10.14 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, in any jurisdiction, such provision shall be ineffective, as to such jurisdiction, and the balance of the Agreement shall be interpreted as if such provision were so excluded, without invalidating the remaining provisions of this Agreement; and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        10.15 CONFIDENTIALITY AND PUBLICITY. Neither the Company nor the Investor will disclose to any person (other than its attorneys, accountants, employees, officers, and directors and, in the case of the Company, any entity that proposes to acquire substantially all of the assets of the Company, a controlling block of voting securities of the Company or some other strategic transaction with similar effect) the existence or terms of this Agreement or any of the transactions contemplated hereby without the prior written consent of the other party, except as may, in the reasonable opinion of such party's counsel, be required by law (in which event the disclosing party will first consult with the other party with respect to such disclosure). If the Company is required to provide a copy of this Agreement or any related document to any third party, the Company shall ensure that such document is redacted, to the extent permitted by law, to eliminate all confidential information. The Investor shall have the right to review and approve each such document prior to its submission to a third party. A period of ten business days will be provided for such review unless not permitted by law, in which case the maximum period allowable shall be provided. The Company and the Investor will consult and reach agreement with one another as to the form and substance of any press release or any other public disclosure of the existence or terms of this Agreement or the transactions contemplated hereby prior to issuing any such press release or making any such public disclosure.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the Effective Date.

                                    NOVARTIS PHARMA AG


                                    By: /s/ JOSEPH E. MAMIE
                                        ----------------------------------------

                                    Title:  Head Financial Evaluation and
                                            M&A Sector Pharma
                                            ------------------------------------


                                    By: /s/ BRUCE SHAPIRO
                                        ----------------------------------------

                                    Title:  Legal Counsel
                                            ------------------------------------


                                    TREGA BIOSCIENCES, INC.


                                    By: /s/ ROBERT S. WHITEHEAD
                                        ----------------------------------------

                                    Title:  Chairman and Chief Executive Officer
                                            ------------------------------------

                                    Exhibit A

                   Research, Development and License Agreement

                                   [not filed]

                                    Exhibit B

                             Schedule of Exceptions

                                   [not filed]

                                    Exhibit C

                             Compliance Certificate

                                   [not filed]

                                    Exhibit D

                             Form of Closing Opinion

                                   [not filed]